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                                                                 Exhibit 10.08

                                  AGREEMENT FOR
                      ASSUMPTION OF OBLIGATIONS UNDER LEASE

      THIS AGREEMENT is executed effective October 23, 1998 by Display Arts Inc., a Tennessee corporation ("Display Arts") and Donovan J. McNamee, Jr., a resident of Davidson County, Tennessee.

                                R E C I T A L S:

      WHEREAS, on October 23, 1998, McNamee, who is an officer and shareholder of Display Arts, entered into that certain lease agreement (the "Lease"), a copy of which is attached hereto as Exhibit A, to lease for the benefit of Display Arts space situated at 1207 Faydur Ct., Nashville, Tennessee (the "Premises"); and

      WHEREAS, Display Arts desires to utilize the Premises in its business operations.

      NOW, THEREFORE, the parties agree that in consideration of permitting Display Arts use of the Premises during the entire term of the Lease, Display Arts hereby agrees to fully perform in a timely manner each and every obligation of McNamee under the Lease for the entire term of the Lease. Display Arts further agrees to hold McNamee harmless and indemnify him from and against any and all damages, costs and expenses, including attorneys' fees, in connection with the Lease.

      WITNESS the due execution of this Agreement by the parties hereto as of the date first set forth above.

                                           Display Arts Inc.

/s/ D. Jefferson Herring                   By: /s/ Pamela M. McNamee
-------------------------------------      -------------------------------------
Witness                                    Pamela M. McNamee
                                           President
/s/ D. Jefferson Herring
-------------------------------------      /s/ Donovan McNamee, Jr.
Witness                                    -------------------------------------
                                           Donovan J. McNamee, Jr.